UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2018

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, Wynn Resorts (Macau) S.A. (“WRM”), an indirect subsidiary of Wynn Resorts, Limited (the “Registrant”) amended its credit facilities, dated September 14, 2004 (and as further amended from time to time), by entering into the Amended Common Terms Agreement with, among others, Bank of China Limited, Macau Branch as the main global coordinating lead arranger and Bank of China Limited, Macau Branch as facilities agent, intercreditor agent and security agent, and a syndicate of lenders.

As previously disclosed, WRM’s senior secured credit facilities consist of an approximately US$2.3 billion equivalent senior secured term loan facility (“Term Loan”) and an approximately US$750 million equivalent senior secured revolving credit facility (“Revolving Facility”). The Amended Common Terms Agreement, among other things, extend the maturity dates of the Term Loan and the Revolving Facility.

The Term Loan was previously repayable in graduating installments of between 2.50% to 7.33% of the principal amount on a quarterly basis commencing December 2018, with a final installment of 50% of the principal amount repayable in September 2021; and (ii) the final maturity of any outstanding borrowings from the Revolving Facility was previously repayable by September 2020. The terms of the Term Loan and the Revolving Facility have been amended such that, among other things, (i) the Term Loan is repayable in graduating installments of between 2.875% to 4.50% of the principal amount on a quarterly basis commencing September 30, 2020, with a final installment of 75% of the principal amount repayable on June 26, 2022 (or if June 26, 2022 is not a business day, the immediately preceding business day); and (ii) the final maturity of any outstanding borrowings from the Revolving Facility is June 26, 2022 (or if June 26, 2022 is not a business day, the immediately preceding business day), by which time any outstanding borrowings from the Revolving Facility must be repaid.

The lenders and agents under the Amended Common Terms Agreement and certain of their affiliates have performed investment banking, commercial lending and advisory services for WRM, the Registrant, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, WRM, the Registrant, their subsidiaries and their respective affiliates in the ordinary course of their business.

The foregoing description of the Amended Common Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: December 21, 2018	By:	/s/ Craig S. Billings
Craig S. Billings
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)